Exhibit 4

                                  CONSECO, INC.
                      2003 LONG-TERM EQUITY INCENTIVE PLAN


1.   Purpose

          This plan shall be known as the Conseco, Inc. 2003 Long-Term Equity Incentive Plan (the "Plan"). The purpose of the Plan shall be to promote the long-term growth and profitability of Conseco, Inc., a Delaware corporation (the "Company"), and the Subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company and the Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of incentive or non-qualified stock options and restricted stock awards, or any combination of the foregoing, may be made under the Plan.

2.   Definitions

          (a) "Board of Directors" and "Board" mean the board of directors of the Company.

          (b) "Cause" means the occurrence of one or more of the following events, as determined by the Committee:

               (i) Commission of (x) a felony or (y) any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or

               (ii) Conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or

               (iii) Willful refusal to perform or substantial disregard of duties properly assigned; or

               (iv) Breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.

          The Committee may set forth other definitions of Cause in any Grant Agreement, including, but not limited to, that Cause shall occur if a person engages in competition (as such term may be defined in any Grant Agreement).

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" means the Compensation Committee of the Board or such other committee which consists solely of two or more individuals, each of whom is a Non-Employee Director and an "outside director" within the meaning of Treasury Regulation ss.1.162-27(e)(3).

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          (e) "Common Stock" means the Common Stock, par value $0.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

          (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (g) "Fair Market Value" of a share of Common Stock of the Company means, as of the date in question, and except as otherwise provided in any Grant Agreement entered into pursuant to agreements in effect as of the effective date of the plan of reorganization of Conseco, Inc., an Indiana corporation, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the "Market") for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

          (h) "Family Member" has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

          (i) "Grant Agreement" means the written agreement that each participant to whom an award is made under the Plan is required to enter into with the Company containing the terms and conditions of such grant as are determined by the Committee, in its sole discretion, consistent with the Plan.

          (j) "Incentive Stock Option" means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

          (k) "Non-Employee Director" has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

          (l) "Non-qualified Stock Option" means any stock option other than an Incentive Stock Option.

          (m) "Subsidiary" means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

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3.   Administration

          The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term "Committee" shall be deemed to mean the Board for all purposes herein. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan,
(ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) determine the form and substance of the Grant Agreements reflecting the terms and conditions of each grant made under the Plan, (iv) certify that the conditions and restrictions applicable to any grant have been met, (v) modify the terms of grants made under the Plan, (vi) interpret the Plan and Grant Agreements entered into under the Plan, (vii) determine the duration and purposes for leaves of absence which may be granted to a participant on an individual basis without constituting a termination of employment or services for purposes of the Plan, (viii) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States, (ix) adopt, amend, or rescind rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Grant Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan complies with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law and make such other determinations for carrying out the Plan as it may deem appropriate, and (x) exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan. Decisions of the Committee on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person's own willful misconduct or as expressly provided by statute.

          The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company's general creditors.

4.   Shares Available for the Plan

          Subject to adjustments as provided in Section 13, an aggregate of 10,000,000 shares of Common Stock (the "Shares") may be issued pursuant to the Plan. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any Shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Plan.

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          Without limiting the generality of the foregoing provisions of this
Section 4 or the generality of the provisions of Sections 3, 6 or 15 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into Grant Agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the then-outstanding options.

5.   Participation

          Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, or to whom an offer of employment has been extended by, the Company and the Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Plan or in any Grant Agreement shall confer any right on a participant to continue in the employ as a director, officer or employee of or in the performance of services for the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services or to reduce the compensation or responsibilities of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

          Incentive Stock Options or Non-qualified Stock Options, restricted stock awards, or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine, subject to the limitations contained herein (such individuals to whom grants are made being sometimes herein called "optionees" or "grantees," as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

6.   Incentive and Non-qualified Options

          The Committee may from time to time grant to eligible participants Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or the Subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). In any one calendar year, the Committee shall not grant to any one participant options to purchase a number of Shares of Common Stock in excess of 10% of the total number of Shares authorized under the Plan pursuant to Section 4. The options granted under the Plan shall be evidenced by a Grant Agreement and shall take such form as the Committee shall determine, subject to the terms and conditions of the Plan.

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          It is the Company's intent that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan's requirements for Non-qualified Stock Options.

          (a) Price. The price per Share deliverable upon the exercise of each option (the "exercise price") shall be established by the Committee, except that in the case of the grant of any option, the exercise price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of the Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

          (b) Payment. Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options' exercise, (iii) by means of any cashless exercise procedures approved by the Committee and as may be in effect on the date of exercise, or
(iv) by any combination of the foregoing.

          In the event a grantee is permitted to, and elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the exercise price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee's broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

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          (c) Terms of Options. No option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of the Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire on the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

          (d) Limitations on Grants. If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and the Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

          (e) Termination; Forfeiture.

               (i) Termination Other Than for Cause. Except as otherwise provided in any Grant Agreement, if a participant ceases to be a director, officer or employee of, or to otherwise perform other services for, the Company or a Subsidiary for any reason other than Cause, (A) all of the participant's options that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the options, and (B) all of the participant's options that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

               (ii) Termination for Cause. Except as otherwise provided in any Grant Agreement, if a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the participant's options shall expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.

7.   Restricted Stock

          The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock shall be evidenced by a Grant Agreement which shall specify the applicable restrictions on such Shares and such other terms and conditions as the Committee shall determine consistent with this Plan. Subject to adjustments as provided in Section 13, a maximum of 3,333,333 Shares may be the subject of grants of restricted stock under the Plan.

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          Except as otherwise provided in any Grant Agreement, the participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. Except as otherwise provided in any Grant Agreement, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant's behalf during any period of restriction thereon and, following the end of such period of restriction, during any period during which such Shares may not be sold pursuant to the first sentence of the next following paragraph of the Plan and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided in any Grant Agreement, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant's restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

          In addition to restrictions applicable to Shares of restricted stock set forth in any Grant Agreement, during the period in which a participant is a director, officer or employee of, or performing other services for the Company or a Subsidiary, any Shares granted pursuant to a restricted stock award with respect to which restrictions have lapsed may nonetheless not be sold, transferred, pledged, exchanged, assigned, hypothecated, or otherwise disposed of until the second anniversary of the date of grant, except that such participant, prior to the second anniversary of the date of grant, may sell, transfer, pledge, exchange, assign, hypothecate or otherwise dispose of a portion of the Shares with respect to which restrictions have lapsed sufficient to pay (or otherwise satisfy) all taxes required to be paid or withheld in connection with such vesting. Except as otherwise provided in any Grant Agreement, at such time as a participant ceases to be, or in the event a participant does not become, a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any reason, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

8.   Withholding Taxes

          (a) Participant Election. If permitted by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold Shares acquired upon exercise of an option or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 8(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b)

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with respect to the delivery or withholding of Common Stock in payment of the exercise price of options.

          (b) Company Requirement. The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 8(a) or this Section 8(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Plan.

9.   Change in Control

          The Committee may set forth in any Grant Agreement the effect, if any, that a "change in control" or other, similar transaction shall have on any options or restricted stock awards granted hereunder.

10.  Transferability

          Unless otherwise provided in any Grant Agreement, no option granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution or to a participant's Family Member by gift or a qualified domestic relations order as defined by the Code. Unless otherwise provided in any Grant Agreement, an option may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the option by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any option granted under the Plan and transferred as permitted by this Section 10, and any transferee of any such option shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

11.  Listing, Registration and Qualification

          If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option or restricted stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option may be exercised in whole or in part, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

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12.  Transfer of Employee

          The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another Subsidiary shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

13.  Adjustments

          In the event of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such equitable adjustments as it deems appropriate (i) in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Sections 4 and 7), (ii) in the number and kind of options, Shares or other property covered by grants previously made under the Plan, and (iii) in the exercise price of outstanding options, but in each case only to the extent necessary to prevent enlargement or reduction of (A) in the case of clause (i), the number of Shares available for issuance under the Plan as a percentage of the Company's capitalization immediately prior to such change, and (B) in the case of clauses (ii) and (iii), the value of the rights of the holders of grants under the Plan immediately prior to such change. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. Any such adjustment in the Shares subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

          Except as otherwise provided in any Grant Agreement, in the event of
(A) a merger or consolidation of the Company, (B) the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, or
(C) the liquidation or dissolution of the Company (each a "Transaction"), the Plan and any options or restricted stock awards granted hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding option or restricted stock award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each optionee or grantee shall be entitled to receive in respect of each Share subject to any outstanding options or restricted stock awards, as the case may be, upon exercise of any option or payment or transfer in respect of any restricted stock award, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions and restrictions which were applicable to the options and restricted stock awards prior to such Transaction, but giving effect to the Transaction.

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14.  Amendment and Termination of the Plan

          The Board of Directors or the Committee, without approval of the stockholders, may amend or terminate the Plan at any time, except that no amendment shall become effective without prior approval of the stockholders of the Company if (i) stockholder approval would be required by applicable law or regulations, including if required by any listing requirement of the principal stock exchange on which the Common Stock is then listed, (ii) such amendment would remove from the Plan a provision which, without giving effect to such amendment, is subject to shareholder approval, or (iii) such amendment would directly or indirectly increase the Share limits set forth in Sections 4 and 7 of the Plan.

15.  Amendment or Substitution of Awards under the Plan

          The terms of any outstanding award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any option or of the date of lapse of restrictions on Shares); provided that, except as otherwise provided in Section 13, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent, and provided further that the Committee shall not reduce the exercise price of any options awarded under the Plan without approval of the stockholders of the Company. The Committee may, in its discretion, permit holders of awards under the Plan to surrender outstanding awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, or require holders of awards to surrender outstanding awards as a condition precedent to the grant of new awards under the Plan.

16.  Commencement Date; Termination Date

          The date of commencement of the Plan shall be the confirmation date of the plan of reorganization of Conseco, Inc., an Indiana corporation.

          Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate at the close of business ten years after the date of commencement of the Plan. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of options or other incentives theretofore granted under the Plan.

17.  Severability

          Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

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18.  Governing Law

          The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.



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